Ex. 99-B.5.2
ING LOGO	Application Form 457 Public Employer Deferred Compensation Plan Group Annuity Contract	ING Life Insurance and Annuity Company Box 13047 Newark NJ 07188-0047

Contract Holder Information	Name of Contract Holder

Multiple locations (attach instructions)	Address (No. & Street / PO Box)

	City/Town	State	Zip Code

Tax Identification No.

Account Information	Type of Contract ☐ Allocated ☐ Unallocated	Contract Effective Date

  Will this contract change or replace any existing life insurance or annuity Contracts? ☐ Yes ☐ No

  If Yes, provide carrier name and account number: Account No. ________________________________

  Other Carrier ____________________________ Account No. ________________________________

Surrender Charge ☐ Does not apply ☐ Is for _____ Contract Years

Right of Investment Selection	Participants may elect the investment allocation for: ☐ Employer and Employee Contributions ☐ Employee Contributions only ☐ None, Contract Holder elects

  For Employer directed allocations: Enter the percentage of payment and the investment option chosen for allocation purposes.

  ☐ Employer Contributions: ____________________________________________________________

  ☐ Employee Contributions: ____________________________________________________________

  ☐ Transferred Assets: ____________________________________________________________

Signatures & Additional Information

  I understand that errors and omissions may be corrected by the Company but no change in plan, classification, amount, or extra benefits shall be made without written consent of the Contract Holder. I further understand that payments and account values (if any), when based on the investment experience of a separate account, are variable and not guaranteed as to fixed dollar amount.

  I acknowledge receipt of the current disclosure book for the group product and contract applied for and all current prospectuses (or, for the ING Fixed Account, a fund one pager) pertaining to the investment options under the contract.

  Dated at _____________________________ this ___ day of ________________ 20 ________

  City and State

  ______________________________________ _______________________________________

  Witness Contract Holder

Agent's Note	Do you have any reason to believe any existing life insurance or annuity contracts will be modified or replaced if this contract is issued? ☐ Yes ☐ No

	Agent Signature	Date (mm/dd/yyyy)